NON-QUALIFIED STOCK OPTION AGREEMENT
Solera Holdings, Inc.
(Time-Based Vesting)
Date

Name
Street Address
City, State, Zip Code

Re:	Solera Holdings, Inc. Grant of Non-Qualified Stock Option
Dear [Name]:
Solera Holdings, Inc. (the “Company”) is pleased to advise you that, pursuant to the Company’s 2008 Omnibus Equity Incentive Plan (the “Plan”) and this Agreement (this “Agreement”), the Committee has granted to you an option (the “Option”) to acquire shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), as set forth below (the “Option Shares”), subject to the terms and conditions set forth herein:

No. of Option Shares	[Number]
Date of Grant	[Date]
Exercise Price per Option Share	[$Price]
Vesting Dates of Option Shares
Except as provided below in connection with a Change in Control, the Option Shares shall vest and become exercisable as follows:
[⅓ of Amount]: June 30, 2015
[⅓ of Amount]: June 30, 2016
[⅓ of Amount]: June 30, 2017

Special Change in Control Vesting Rules:
If a Change in Control (as defined in the Plan) occurs prior to June 30, 2017 and this Option is not assumed or substituted for by the acquiror in an economically equivalent manner, the Option Shares shall vest in full immediately prior to, but contingent upon, the consummation of the Change in Control. In addition, except to the extent that a written employment or other service agreement applicable to you provides for more favorable vesting of these Option Shares, to the extent that this Option is assumed~~,~~ or substituted for by the acquiror in an economically equivalent manner, such Option Shares shall become fully vested if your service is terminated on account of, or within the twenty-four (24) month period following the Change in Control without Cause, or you terminate your service during this period for Good Reason. For purposes of this Agreement, the Option shall be considered assumed or substituted for in an “economically equivalent manner” only if, immediately following the Change in Control, the Option confers the right to acquire, for each Option Share subject to the Option and unvested immediately prior to the Change in Control, publicly traded shares of common stock of the successor company then having a value substantially equal in fair market value to the per share consideration received by holders of shares of Common Stock in the Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in good faith and its determination shall be conclusive and binding.

Expiration Date of Option	___________, 2020

The Option is not an Incentive Stock Option and is not intended to be an “incentive stock option” within the meaning of Section 422 of the Code.
Each capitalized term not defined herein shall have the meaning set forth for such term in the Plan.
1.Option.
(a)    Term. Subject to the terms and conditions set forth herein, the Company hereby grants to you an Option to purchase the Option Shares at the exercise price per Option Share set forth above in the introductory paragraph of this Agreement (the “Exercise Price”), payable upon exercise as set forth in paragraph 1(b) below. The Option shall expire at the close of business on the date set forth above in the introductory paragraph of this Agreement (the “Expiration Date”), which is the seventh anniversary of the date of grant set forth above in the introductory paragraph of this Agreement (the “Grant Date”), subject to earlier expiration as provided in paragraph 2(c) below should you cease to be an employee, officer or director of the Company or a Subsidiary. The

Exercise Price and the number and kind of shares of Common Stock or other property for which the Option may be exercised shall be subject to adjustment as provided in Section 12.2 of the Plan.
(b)    Payment of Option Price. Subject to paragraph 2 below, the Option may be exercised in whole or in part upon payment of an amount (the “Option Price”) equal to the product of (i) the Exercise Price and (ii) the number of Option Shares to be acquired. Payment of the Option Price shall be made by one or more of the following means:
(i)    in cash (including check, bank draft, money order or wire transfer of immediately available funds);
(ii)    by delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the Option Price in accordance with Section 6 of the Plan;
(iii)    by simultaneous sale through a broker reasonably acceptable to the Committee of Option Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board;
(iv)    if and to the extent approved in advance by the Committee, by authorizing the Company to withhold from issuance a number of Option Shares issuable upon exercise of the Option which, when multiplied by the Fair Market Value of a share of Common Stock on the date of exercise, is equal to the Option Price; or
(v)    by any combination of the foregoing clauses (i) through (iii) and, if authorized in advance by the Committee, clause (iv).
2.    Exercisability/Vesting and Expiration.
(a)    Normal Vesting. The Option granted hereunder may be exercised only to the extent it has become vested. The Option shall vest as indicated by the Vesting Dates of Option Shares set forth in the introductory paragraph of this Agreement.
(b)    Normal Expiration. In no event shall any part of the Option be exercisable after the Expiration Date.
(c)    Effect on Vesting and Expiration of Employment Termination. Notwithstanding paragraphs 2(a) and (b) above, the special rules set forth in the Plan (Section 12.4) shall apply if your employment or service with the Company or a Subsidiary terminates prior to the Option becoming fully vested and/or prior to the Expiration Date.

3.    Procedure for Exercise. You may exercise all or any portion of the Option, to the extent it has vested and is outstanding, at any time and from time to time prior to the Expiration Date, by delivering written notice to the Company in the form attached hereto as Exhibit A, together with payment of the Option Price in accordance with the provisions of paragraph 1(b) above. The Option may not be exercised for a fraction of an Option Share.
4.    Automatic Exercise. If on the last day on which the Option may be exercised, the Fair Market Value of one Share exceeds the Exercise Price per Option Share above, then the Option shall be deemed to have been exercised by you on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to you the number of whole Option Shares for which the Option was deemed exercised, less the number of whole Option Shares required to be withheld for the payment of the total purchase price and required withholding taxes (determined under paragraph 5(a) below) with any fractional Share settled in cash.
5.    Withholding of Taxes.
(a)    Withholding of Shares. You are required to make arrangements for payment to the Company at the time of exercise of the amount the Company is required to withhold for taxes. The Company may, but need not, permit you to deliver whole shares of Common Stock (or have the Company withhold whole Option Shares acquired upon exercise of the Option) to satisfy, in whole or in part, the minimum amount the Company is required to withhold for taxes in connection with the exercise of the Option. The fair market value of the shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined. Any remaining amount required to be withheld that is in excess of any whole shares accepted by the Company must be paid to the Company by you at the time of exercise.
(b)    Company Requirement. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to you, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to the delivery of Option Shares under this Agreement.
6.    Conformity with Plan. The Option is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan (which is incorporated herein by reference). Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this Agreement, you acknowledge your receipt of this Agreement and the Plan and agree to be bound by all of the terms of this Agreement and the Plan.
7.    Rights of Participants. Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate your employment or other performance of services at any time (with or without Cause), nor confer upon you any right to continue in the employ or as a director or officer of, or in the performance of other services for, the Company or a Subsidiary for any period of time, or to continue your present (or any other) rate of compensation or level of responsibility, and in the event of termination of employment or other performance of services (including, but not limited to, termination without Cause), any portion of the Option that was not previously vested and exercisable shall expire and be forfeited (other than, if the Committee so provides, retirement). Nothing in this Agreement shall confer upon you any right to be selected again as a Participant. The purpose and terms of this grant reflect the Committee’s intention to not grant any awards to you under the Plan (or any successor or similar plan) during the Company’s 2014 and 2015 Fiscal Years and to next consider you for an award in the fourth quarter of the 2016 Fiscal Year [FOR NON-CEO NEOs only: other than awards having vesting and exercise terms and conditions based upon performance criteria and time periods substantially similar to those used herein]. You acknowledge your understanding of and agreement to the Committee’s intention.
8.    Certain Definition. For the purposes of this Agreement, the following term shall have the meaning set forth below:
(a)    “Cause” except to the extent that a written employment or other service agreement applicable to you provides for a definition of “cause,” then “Cause” shall have the meaning set forth in the Plan.
(b)    “Good Reason” except to the extent that a written employment agreement or other service agreement applicable to you provides for a definition of “good reason” or another comparable term, then “Good Reason” shall have the meaning set forth in this Section 8(b).
A voluntary termination following, or on account of, a Change in Control shall qualify for the accelerated vesting on account of a “Good Reason” termination if you provide notice to the Company of the condition giving rise to “Good Reason” within 90 days of the initial existence of such condition and the Company (or its successors) shall have 30 days following such notice to remedy such condition. For purposes of this Agreement, “Good Reason” means the occurrence of any of the following events or conditions, without your express written consent (which consent may be denied, withheld or delayed for any reason): (a) a material reduction in your duties, authority or responsibilities inconsistent with your position; (b) a material, non-voluntary reduction by the Company in your annual base salary or annual cash bonus opportunity as in effect as of the date hereof (other than a reduction of not more than ten percent (10%) that generally applies to all officers in the Company); (c) the relocation of your principal place of employment to a location more than twenty-five (25) miles from Westlake, Texas, provided that such relocation is also more than 50 miles from your principal residence as of the date of relocation, (e) any action or inaction which constitutes a material breach of this Agreement by the Company (or its successors) or any employment or service agreement to which you are a party or (f) the failure of the Company to obtain the assumption (by operation of law, the continuation of the corporate existence of the Company, Solera, Inc. or otherwise) of any employment or service agreement to which you are a party or substitution of a substantially similar agreement by any successors in a Change of Control.

(c)    “Option Shares” shall mean (i) all shares of Common Stock issued or issuable upon the exercise of the Option and (ii) all shares of Common Stock issued with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Stock.

9.    Amendment or Substitution of Option. The terms of the Option may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of the Option); provided that, except as otherwise provided in the Plan, no such amendment shall adversely affect in a material manner any of your rights hereunder without your written consent.
10.    Remedies. The parties hereto shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto acknowledge and agree that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto may, in its sole discretion, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.
11.    Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.
12.    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.
13.    Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement.
14.    Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.
15.    Governing Law. THE VALIDITY, CONSTRUCTION, INTERPRETATION, ADMINISTRATION AND EFFECT OF THE PLAN, AND OF ITS RULES AND REGULATIONS, AND RIGHTS RELATING TO THE PLAN AND TO THIS AGREEMENT, SHALL BE GOVERNED BY THE SUBSTANTIVE LAWS, BUT NOT THE CHOICE OF LAW RULES, OF THE STATE OF DELAWARE.
16.    Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally or mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands and other communications shall be sent to you at the address appearing on the signature page to this Agreement and to the Company at 100 Village Circle, Suite 100, Westlake, TX 76262, Attn: Chief Financial Officer, or

to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.
17.    Entire Agreement. This Agreement and the terms of the Plan constitute the entire understanding between you and the Company, and supersede all other agreements, whether written or oral, with respect to your acquisition of the Option Shares.
*****

Signature Page to Stock Option Agreement
Please execute the extra copy of this Agreement in the space below and return it to the Company to confirm your understanding and acceptance of the agreements contained in this Agreement.
Very truly yours,

SOLERA HOLDINGS, INC.

By: ____________________________________
    Name: ___________________________
    Title: ___________________________

Enclosures:
- Extra copy of this Agreement
- Copy of the Plan
- Prospectus for the Plan
The undersigned hereby acknowledges having read this Agreement and the Plan and hereby agrees to be bound by all provisions set forth herein and in the Plan.

Dated as of	OPTIONEE

Name: [Name]
Address (please print)

EXHIBIT A
Form of Letter to be Used to Exercise Nonqualified Stock Option
__________________________________
Date

Solera Holdings, Inc.
[Street address]
[City, State, Zip Code]
Attention:    Chief Financial Officer
I wish to exercise the stock option granted on [Date] and evidenced by a Stock Option Agreement dated as of [Date] to acquire [Number] shares of Common Stock of Solera Holdings, Inc., at an option price of [$Price] per share. In accordance with the provisions of paragraph 1 of the Stock Option Agreement, I wish to make payment of the exercise price (please check all that apply):

☐	in cash
☐	by delivery of shares of Common Stock held by me
☐	by simultaneous sale through a broker of Option Shares
☐	by authorizing the Company to withhold Option Shares (subject to authorization by the compensation committee of the board of directors of the Company)

Please issue a certificate for these shares in the following name:

Name

Address
Very truly yours,
Signature
Typed or Printed Name:
Social Security Number